Exhibit 99.1

Full Year and Fourth Quarter 2021 Earnings Results Media Relations: Andrea Williams 212-902-5400 Investor Relations: Carey Halio 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Full Year and Fourth Quarter 2021 Earnings Results

Goldman Sachs Reports Record Earnings Per Common Share of $59.45 for 2021

Fourth Quarter Earnings Per Common Share was $10.81

“2021 was a record year for Goldman Sachs. The firm’s extraordinary performance is a testament to the strength of our client franchise and people. Moving forward, our leadership team remains committed to growing Goldman Sachs, diversifying our businesses and delivering strong returns for shareholders.”

- David M. Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
2021 $59.34 billion 4Q21 $12.64 billion	2021 $21.64 billion 4Q21 $3.94 billion	2021 $59.45 4Q21 $10.81

ROE[1]	ROTE[1]	Book Value Per Share
2021 23.0% 4Q21 15.6%	2021 24.3% 4Q21 16.4%	2021 $284.39 2021 Growth 20.4%

NEW YORK, January 18, 2022 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $59.34 billion and net earnings of $21.64 billion for the year ended December 31, 2021. Net revenues were $12.64 billion and net earnings were $3.94 billion for the fourth quarter of 2021.

Diluted earnings per common share (EPS) was $59.45 for the year ended December 31, 2021 compared with $24.74 for the year ended December 31, 2020, and was $10.81 for the fourth quarter of 2021 compared with $12.08 for the fourth quarter of 2020 and $14.93 for the third quarter of 2021. For the year ended December 31, 2020, net provisions for litigation and regulatory proceedings reduced diluted EPS by $9.51.

Return on average common shareholders’ equity (ROE)1 was 23.0% for 2021 and annualized ROE was 15.6% for the fourth quarter of 2021. Return on average tangible common shareholders’ equity (ROTE)1 was 24.3% for 2021 and annualized ROTE was 16.4% for the fourth quarter of 2021

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Annual Highlights

◾

During the year, the firm generated record net revenues of $59.34 billion, record net earnings of $21.64 billion and record diluted EPS of $59.45, each significantly surpassing the previous record. In addition, ROE[1] of 23.0% was the highest since 2007.

◾	Investment Banking generated record net revenues of $14.88 billion, driven by record net revenues in each of Financial advisory, Equity underwriting and Debt underwriting.

◾

The firm ranked #1 in worldwide announced and completed mergers and acquisitions, and in worldwide equity and equity-related offerings, common stock offerings and initial public offerings for the year.[2]

◾

Global Markets generated net revenues of $22.08 billion, the highest annual net revenues in 12 years, reflecting strength in both Equities and Fixed Income, Currency and Commodities (FICC). Equities produced its second highest net revenues and FICC had record financing net revenues.

◾	Asset Management generated record net revenues of $14.92 billion, including record net revenues in Equity investments and the second highest net revenues in Lending and debt investments.

◾	Consumer & Wealth Management generated record net revenues of $7.47 billion, reflecting record net revenues in both Wealth management and Consumer banking.

◾

Firmwide assets under supervision[3,4] increased $325 billion during the year, including record long-term net inflows of $130 billion, to a record $2.47 trillion. Firmwide Management and other fees were a record $7.57 billion in 2021.

◾	Book value per common share increased by 20.4% during the year to $284.39.

Full Year Net Revenue Mix by Segment

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Net Revenues

Full Year

Net revenues were $59.34 billion for 2021, 33% higher than 2020, reflecting higher net revenues across all segments, including significant increases in Asset Management, Investment Banking and Consumer & Wealth Management.

2021 Net Revenues
$59.34 billion
Fourth Quarter

Net revenues were $12.64 billion for the fourth quarter of 2021, 8% higher than the fourth quarter of 2020 and 7% lower than the third quarter of 2021. The increase compared with the fourth quarter of 2020 reflected significantly higher net revenues in Investment Banking and higher net revenues in Consumer & Wealth Management, partially offset by lower net revenues in Asset Management and Global Markets.

4Q21 Net Revenues
$12.64 billion

Investment Banking

Full Year

Net revenues in Investment Banking were $14.88 billion for 2021, 58% higher than 2020, primarily reflecting significantly higher net revenues in Financial advisory and Underwriting.

The increase in Financial advisory net revenues reflected a significant increase in completed mergers and acquisitions volumes. The increase in Underwriting net revenues was due to significantly higher net revenues in both Equity underwriting, primarily driven by strong industry-wide initial public offerings activity, and Debt underwriting, primarily reflecting elevated industry-wide leveraged finance activity. Corporate lending net revenues were significantly higher, primarily reflecting net gains from lending activities compared with net losses in the prior year, and significantly higher net interest income.

2021 Investment Banking
$14.88 billion
	Financial advisory	$5.65 billion
	Underwriting	$8.52 billion
	Corporate lending	$708 million

The firm’s backlog[3] increased significantly compared with the end of 2020.
Fourth Quarter

Net revenues in Investment Banking were $3.80 billion for the fourth quarter of 2021, 45% higher than the fourth quarter of 2020 and 3% higher than the third quarter of 2021. The increase compared with the fourth quarter of 2020 reflected significantly higher net revenues in Financial advisory, Underwriting and Corporate lending.

The increase in Financial advisory net revenues reflected a significant increase in completed mergers and acquisitions volumes. The increase in Underwriting net revenues was due to significantly higher net revenues in Debt underwriting, primarily driven by leveraged finance and asset-backed activity, partially offset by lower net revenues in Equity underwriting compared with a strong prior year period, reflecting lower net revenues from secondary offerings. The increase in Corporate lending net revenues primarily reflected higher net revenues from relationship lending activities as the prior year period included larger net losses from the impact of tightening credit spreads on hedges.

The firm’s backlog[3] decreased slightly compared with the end of the third quarter of 2021.

4Q21 Investment Banking
$3.80 billion
	Financial advisory	$1.63 billion
	Underwriting	$1.97 billion
	Corporate lending	$192 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Global Markets

Full Year

Net revenues in Global Markets were $22.08 billion for 2021, 4% higher than 2020.

Net revenues in FICC were $10.58 billion, 9% lower than 2020, due to lower net revenues in FICC intermediation, reflecting significantly lower net revenues in interest rate products and credit products and slightly lower net revenues in currencies, partially offset by significantly higher net revenues in mortgages and higher net revenues in commodities. Net revenues in FICC financing were significantly higher, reflecting significantly higher net revenues from mortgage lending, partially offset by significantly lower net revenues from repurchase agreements.

Net revenues in Equities were $11.49 billion, 20% higher than 2020, due to significantly higher net revenues in Equities financing, primarily reflecting increased activity (including higher average client balances), and higher net revenues in Equities intermediation, across both derivatives and cash products.

2021 Global Markets
$22.08 billion
	FICC intermediation	$8.65 billion
	FICC financing	$1.94 billion
	FICC	$10.58 billion

	Equities intermediation	$7.57 billion
	Equities financing	$3.92 billion
	Equities	$11.49 billion

Fourth Quarter

Net revenues in Global Markets were $3.99 billion for the fourth quarter of 2021, 7% lower than the fourth quarter of 2020 and 29% lower than the third quarter of 2021.

Net revenues in FICC were $1.86 billion, essentially unchanged compared with the fourth quarter of 2020. Net revenues in FICC intermediation were lower, reflecting significantly lower net revenues in interest rate products and credit products and lower net revenues in commodities and mortgages, partially offset by significantly higher net revenues in currencies. Net revenues in FICC financing were significantly higher, primarily reflecting higher net revenues from mortgage lending.

Net revenues in Equities were $2.12 billion, 11% lower than the fourth quarter of 2020, due to significantly lower net revenues in Equities intermediation, across both derivatives and cash products. Net revenues in Equities financing were significantly higher, primarily reflecting increased activity (including higher average client balances).

4Q21 Global Markets
$3.99 billion
	FICC intermediation	$1.30 billion
	FICC financing	$559 million
	FICC	$1.86 billion

	Equities intermediation	$1.30 billion
	Equities financing	$819 million
	Equities	$2.12 billion

Asset Management

Full Year

Net revenues in Asset Management were $14.92 billion for 2021, 87% higher than 2020, primarily reflecting significantly higher net revenues in Equity investments and Lending and debt investments.

The increase in Equity investments net revenues reflected significantly higher net gains from investments in private equities, driven by company-specific events and improved corporate performance compared with 2020, partially offset by net losses from investments in public equities compared with significant net gains in the prior year. The increase in Lending and debt investments net revenues reflected net gains from investments in debt instruments compared with net losses in the prior year, and significantly higher net interest income. Incentive fees were higher, primarily driven by harvesting, and Management and other fees were slightly higher, reflecting the impact of higher average assets under supervision, partially offset by higher fee waivers on money market funds.

2021 Asset Management
$14.92 billion
	Management and other fees	$ 2.88 billion
	Incentive fees	$438 million
	Equity investments	$9.19 billion
	Lending and debt investments	$2.41 billion

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Asset Management

Fourth Quarter

Net revenues in Asset Management were $2.89 billion for the fourth quarter of 2021, 10% lower than the fourth quarter of 2020 and 27% higher than the third quarter of 2021. The decrease compared with the fourth quarter of 2020 reflected significantly lower net revenues in Equity investments and lower net revenues in Lending and debt investments, partially offset by higher Incentive fees.

The decrease in Equity investments net revenues reflected significant net losses from investments in public equities compared with significant net gains in the prior year period, partially offset by significantly higher net gains from investments in private equities. The decrease in Lending and debt investments net revenues reflected lower net gains from investments in debt instruments. The increase in Incentive fees was primarily due to harvesting. Management and other fees were essentially unchanged, reflecting higher average assets under supervision, largely offset by higher fee waivers on money market funds.

4Q21 Asset Management
$2.89 billion
	Management and other fees	$ 739 million
	Incentive fees	$218 million
	Equity investments	$1.42 billion
	Lending and debt investments	$517 million

Consumer & Wealth Management

Full Year

Net revenues in Consumer & Wealth Management were $7.47 billion for 2021, 25% higher than 2020.

Net revenues in Wealth management were $5.98 billion, 25% higher than 2020, due to significantly higher Management and other fees, primarily reflecting the impact of higher average assets under supervision, and significantly higher net revenues in Private banking and lending, primarily reflecting higher loan balances. In addition, Incentive fees were higher, primarily due to harvesting.

Net revenues in Consumer banking were $1.49 billion, 23% higher than 2020, reflecting higher credit card and deposit balances.

2021 Consumer & Wealth Management
$7.47 billion
	Wealth management	$ 5.98 billion
	Consumer banking	$1.49 billion

Fourth Quarter

Net revenues in Consumer & Wealth Management were $1.97 billion for the fourth quarter of 2021, 19% higher than the fourth quarter of 2020 and 3% lower than the third quarter of 2021.

Net revenues in Wealth management were $1.59 billion, 22% higher than the fourth quarter of 2020, due to significantly higher Management and other fees, primarily reflecting the impact of higher average assets under supervision, and higher net revenues in Private banking and lending, primarily reflecting higher loan balances.

Net revenues in Consumer banking were $376 million, 8% higher than the fourth quarter of 2020, reflecting higher credit card balances.

4Q21 Consumer & Wealth Management
$1.97 billion
	Wealth management	$ 1.59 billion
	Consumer banking	$376 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Provision for Credit Losses

Full Year

Provision for credit losses was $357 million for 2021, compared with $3.10 billion for 2020. 2021 included provisions related to portfolio growth (primarily in credit cards, including provisions related to the pending acquisition of the General Motors co-branded credit card portfolio), largely offset by reserve reductions on wholesale and consumer loans reflecting continued improvement in the broader economic environment. This followed challenging conditions in the prior year as a result of the COVID-19 pandemic, which contributed to significant provisions in 2020.

2021 Provision for Credit Losses
$357 million

Fourth Quarter

Provision for credit losses was $344 million for the fourth quarter of 2021, compared with $293 million for the fourth quarter of 2020 and $175 million for the third quarter of 2021. The increase compared with the fourth quarter of 2020 primarily reflected growth in credit card balances.

The firm’s allowance for credit losses was $4.35 billion as of December 31, 2021.

4Q21 Provision for Credit Losses
$344 million

Operating Expenses

Full Year

Operating expenses were $31.94 billion for 2021, 10% higher than 2020. The firm’s efficiency ratio[3] for 2021 was 53.8%, compared with 65.0% for 2020.

The increase in operating expenses compared with 2020 primarily reflected significantly higher compensation and benefits expenses (reflecting strong performance).  In addition, technology expenses and professional fees were significantly higher and transaction based expenses were higher. These increases were partially offset by significantly lower net provisions for litigation and regulatory proceedings and lower expenses related to consolidated investments (including impairments).

Net provisions for litigation and regulatory proceedings for 2021 were $534 million compared with $3.42 billion for 2020.

2021 included approximately $250 million of charitable contributions to Goldman Sachs Gives.

Headcount increased 8% during 2021, reflecting investments in new business initiatives and an increase in technology professionals.

2021 Operating Expenses
$31.94 billion

2021 Efficiency Ratio
53.8%

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Operating Expenses

Fourth Quarter

Operating expenses were $7.27 billion for the fourth quarter of 2021, 23% higher than the fourth quarter of 2020 and 10% higher than the third quarter of 2021.

The increase in operating expenses compared with the fourth quarter of 2020 reflected significantly higher compensation and benefits expenses  (reflecting strong performance), professional fees and net provisions for litigation and regulatory proceedings. In addition, technology expenses, transaction based expenses and market development expenses were each higher.

Net provisions for litigation and regulatory proceedings for the fourth quarter of 2021 were $182 million compared with $24 million for the fourth quarter of 2020.

4Q21 Operating Expenses

$7.27 billion

Provision for Taxes

The effective income tax rate for 2021 was 20.0%, up from 19.6% for the first nine months of 2021, primarily due to a decrease in the impact of tax benefits for the full year compared with the first nine months of 2021. The 2021 effective income tax rate decreased from 24.2% for 2020, primarily due to a decrease in provisions for non-deductible litigation, partially offset by a decrease in the impact of tax benefits in 2021 compared to 2020.

2021 Effective Tax Rate
20.0%

Other Matters

◾ On January 14, 2022, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $2.00 per common share to be paid on March 30, 2022 to common shareholders of record on March 2, 2022.

◾ During the year, the firm returned $7.49 billion of capital to common shareholders, including $5.20 billion of common share repurchases (15.3 million shares at an average cost of $339.81) and $2.29 billion of common stock dividends. This included $1.20 billion of capital returned to common shareholders during the fourth quarter, including $500 million of share repurchases  (1.2 million shares at an average cost of $411.65) and $698 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $335 billion[4] for 2021, compared with an average of $283 billion for 2020. Global core liquid assets averaged $353 billion[4] for the fourth quarter of 2021, compared with an average of $356 billion for the third quarter of 2021.

Declared Quarterly Dividend Per Common Share
$2.00

Capital Returned
$7.49 billion in 2021

Average GCLA
$335 billion for 2021

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services across investment banking,  securities,  investment management and  consumer banking to a large and  diversified client base that includes corporations,  financial institutions,  governments and individuals.  Founded in 1869,  the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts or statements of current conditions, but instead  represent only  the firm’s  beliefs regarding future events,  many of which,  by their nature,  are inherently  uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially,  from the anticipated results,  financial condition and liquidity  in these forward-looking  statements.  For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized  or may be materially  less than expected.  Important factors that could have such a result include,  for underwriting transactions,  a decline or weakness in general economic conditions,  an outbreak of hostilities,  volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions,  a decline in the securities markets,  an inability to obtain adequate financing,  an adverse development with respect to a party  to the transaction or  a failure to obtain a  required regulatory approval.  For information  about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public.  Members of the public who would like to listen to the conference call should dial  1-888-281-7154  (in the U.S.) or  1-706-679-5627  (outside the U.S.).  The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations.  There is no  charge  to access the call.  For those  unable to listen  to the live broadcast, a replay will be available on the firm’s website or by dialing  1-855-859-2056  (in the U.S.) or  1-404-537-3406  (outside the U.S.)  passcode number  64774224  beginning approximately  three hours  after the event.  Please direct any questions regarding  obtaining   access   to   the  conference   call   to   Goldman   Sachs   Investor   Relations,   via   e-mail,   at   gs-investor-
relations@gs.com.

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2021	DECEMBER 31, 2020	DECEMBER 31, 2020
INVESTMENT BANKING
Financial advisory	$ 5,653	$ 3,065	84%

Equity underwriting	5,011	3,406	47
Debt underwriting	3,504	2,670	31
Underwriting	8,515	6,076	40

Corporate lending	708	282	151
Net revenues	14,876	9,423	58

GLOBAL MARKETS
FICC intermediation	8,647	9,991	(13)
FICC financing	1,937	1,593	22
FICC	10,584	11,584	(9)

Equities intermediation	7,574	6,989	8
Equities financing	3,919	2,584	52
Equities	11,493	9,573	20
Net revenues	22,077	21,157	4

ASSET MANAGEMENT
Management and other fees	2,883	2,785	4
Incentive fees	438	287	53
Equity investments	9,189	4,095	124
Lending and debt investments	2,406	817	194
Net revenues	14,916	7,984	87

CONSUMER & WEALTH MANAGEMENT
Management and other fees	4,691	3,889	21
Incentive fees	178	114	56
Private banking and lending	1,109	780	42
Wealth management	5,978	4,783	25

Consumer banking	1,492	1,213	23
Net revenues	7,470	5,996	25

Total net revenues	$ 59,339	$ 44,560	33
Geographic Net Revenues (unaudited)[3] $ in millions

	YEAR ENDED

	DECEMBER 31, 2021	DECEMBER 31, 2020
Americas	$ 37,379	$ 27,508
EMEA	14,372	10,868
Asia	7,588	6,184
Total net revenues	$ 59,339	$ 44,560

Americas	63%	62%
EMEA	24%	24%
Asia	13%	14%
Total	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020	SEPTEMBER 30, 2021	DECEMBER 31, 2020
INVESTMENT BANKING
Financial advisory	$ 1,631	$ 1,648	$ 1,091	(1) %	49%

Equity underwriting	1,025	1,174	1,115	(13)	(8)
Debt underwriting	948	726	526	31	80
Underwriting	1,973	1,900	1,641	4	20

Corporate lending	192	152	(119)	26	N.M.
Net revenues	3,796	3,700	2,613	3	45

GLOBAL MARKETS
FICC intermediation	1,304	1,995	1,498	(35)	(13)
FICC financing	559	513	380	9	47
FICC	1,863	2,508	1,878	(26)	(1)

Equities intermediation	1,303	1,920	1,796	(32)	(27)
Equities financing	819	1,183	591	(31)	39
Equities	2,122	3,103	2,387	(32)	(11)
Net revenues	3,985	5,611	4,265	(29)	(7)

ASSET MANAGEMENT
Management and other fees	739	724	733	2	1
Incentive fees	218	100	71	118	207
Equity investments	1,417	935	1,770	52	(20)
Lending and debt investments	517	520	637	(1)	(19)
Net revenues	2,891	2,279	3,211	27	(10)

CONSUMER & WEALTH MANAGEMENT
Management and other fees	1,282	1,223	1,035	5	24
Incentive fees	16	121	28	(87)	(43)
Private banking and lending	293	292	242	–	21
Wealth management	1,591	1,636	1,305	(3)	22

Consumer banking	376	382	347	(2)	8
Net revenues	1,967	2,018	1,652	(3)	19

Total net revenues	$ 12,639	$ 13,608	$ 11,741	(7)	8
Geographic Net Revenues (unaudited)[3]
$ in millions

	THREE MONTHS ENDED

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020
Americas	$ 8,428	$ 8,169	$ 7,175
EMEA	2,787	3,394	2,837
Asia	1,424	2,045	1,729
Total net revenues	$ 12,639	$ 13,608	$ 11,741

Americas	67%	60%	61%
EMEA	22%	25%	24%
Asia	11%	15%	15%
Total	100%	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2021	DECEMBER 31, 2020	DECEMBER 31, 2020
REVENUES
Investment banking	$ 14,168	$ 9,141	55%
Investment management	8,059	6,923	16
Commissions and fees	3,619	3,548	2
Market making	15,352	15,546	(1)
Other principal transactions	11,671	4,651	151
Total non-interest revenues	52,869	39,809	33

Interest income	12,120	13,689	(11)
Interest expense	5,650	8,938	(37)
Net interest income	6,470	4,751	36

Total net revenues	59,339	44,560	33

Provision for credit losses	357	3,098	(88)

OPERATING EXPENSES
Compensation and benefits	17,719	13,309	33
Transaction based	4,710	4,141	14
Market development	553	401	38
Communications and technology	1,573	1,347	17
Depreciation and amortization	2,015	1,902	6
Occupancy	981	960	2
Professional fees	1,648	1,306	26
Other expenses	2,739	5,617	(51)
Total operating expenses	31,938	28,983	10

Pre-tax earnings	27,044	12,479	117
Provision for taxes	5,409	3,020	79
Net earnings	21,635	9,459	129
Preferred stock dividends	484	544	(11)
Net earnings applicable to common shareholders	$ 21,151	$ 8,915	137

EARNINGS PER COMMON SHARE
Basic[3]	$ 60.25	$ 24.94	142%
Diluted	$ 59.45	$ 24.74	140

AVERAGE COMMON SHARES
Basic	350.5	356.4	(2)
Diluted	355.8	360.3	(1)

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020	SEPTEMBER 30, 2021	DECEMBER 31, 2020
REVENUES
Investment banking	$ 3,604	$ 3,548	$ 2,732	2%	32%
Investment management	2,219	2,139	1,831	4	21
Commissions and fees	853	860	849	(1)	–
Market making	2,256	3,929	2,750	(43)	(18)
Other principal transactions	1,912	1,568	2,169	22	(12)
Total non-interest revenues	10,844	12,044	10,331	(10)	5

Interest income	3,010	3,117	2,973	(3)	1
Interest expense	1,215	1,553	1,563	(22)	(22)
Net interest income	1,795	1,564	1,410	15	27

Total net revenues	12,639	13,608	11,741	(7)	8

Provision for credit losses	344	175	293	97	17

OPERATING EXPENSES
Compensation and benefits	3,246	3,167	2,479	2	31
Transaction based	1,190	1,139	1,086	4	10
Market development	193	165	89	17	117
Communications and technology	430	397	341	8	26
Depreciation and amortization	488	509	498	(4)	(2)
Occupancy	254	239	254	6	–
Professional fees	511	433	350	18	46
Other expenses	958	542	810	77	18
Total operating expenses	7,270	6,591	5,907	10	23

Pre-tax earnings	5,025	6,842	5,541	(27)	(9)
Provision for taxes	1,090	1,464	1,035	(26)	5
Net earnings	3,935	5,378	4,506	(27)	(13)
Preferred stock dividends	126	94	144	34	(13)
Net earnings applicable to common shareholders	$ 3,809	$ 5,284	$ 4,362	(28)	(13)

EARNINGS PER COMMON SHARE
Basic[3]	$ 10.96	$ 15.14	$ 12.23	(28) %	(10) %
Diluted	$ 10.81	$ 14.93	$ 12.08	(28)	(11)

AVERAGE COMMON SHARES
Basic	346.6	348.3	356.0	–	(3)
Diluted	352.3	353.9	361.0	–	(2)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 99,223	$ 96,344	$ 84,729	3	17
Basic shares[3]	348.9	347.5	358.8	–	(3)
Book value per common share	$ 284.39	$ 277.25	$ 236.15	3	20

Headcount	43,900	43,000	40,500	2	8

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)4

$ in billions

	AS OF

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020
ASSETS
Cash and cash equivalents	$ 261	$ 212	$ 156
Collateralized agreements	384	400	250
Customer and other receivables	161	172	121
Trading assets	375	393	394
Investments	89	87	89
Loans	158	143	116
Other assets	35	36	37
Total assets	$ 1,463	$ 1,443	$ 1,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 364	$ 333	$ 260
Collateralized financings	230	229	174
Customer and other payables	252	252	191
Trading liabilities	181	204	154
Unsecured short-term borrowings	47	49	53
Unsecured long-term borrowings	254	243	213
Other liabilities	25	27	22
Total liabilities	1,353	1,337	1,067
Shareholders’ equity	110	106	96
Total liabilities and shareholders’ equity	$ 1,463	$ 1,443	$ 1,163
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020
Common equity tier 1 capital	$ 96.3	$ 93.3	$ 81.6

STANDARDIZED CAPITAL RULES
Risk-weighted assets[5,6]	$ 677	$ 664	$ 554
Common equity tier 1 capital ratio[6]	14.2%	14.1%	14.7%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 648	$ 672	$ 610
Common equity tier 1 capital ratio	14.9%	13.9%	13.4%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.6%	5.6%	7.0%
Average Daily VaR (unaudited)[3,4]
$ in millions

	THREE MONTHS ENDED			YEAR ENDED

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020	DECEMBER 31, 2021	DECEMBER 31, 2020
RISK CATEGORIES
Interest rates	$ 58	$ 58	$ 57	$ 60	$ 71
Equity prices	34	40	50	43	55
Currency rates	15	12	14	13	23
Commodity prices	32	22	20	25	20
Diversification effect	(56)	(52)	(57)	(55)	(75)
Total	$ 83	$ 80	$ 84	$ 86	$ 94

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020
SEGMENT
Asset Management	$ 1,719	$ 1,678	$ 1,530
Consumer & Wealth Management	751	694	615
Total AUS	$ 2,470	$ 2,372	$ 2,145

ASSET CLASS
Alternative investments	$ 236	$ 224	$ 191
Equity	613	569	475
Fixed income	940	940	896
Total long-term AUS	1,789	1,733	1,562
Liquidity products	681	639	583
Total AUS	$ 2,470	$ 2,372	$ 2,145

	THREE MONTHS ENDED			YEAR ENDED

	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020	DECEMBER 31, 2021	DECEMBER 31, 2020
ASSET MANAGEMENT
Beginning balance	$ 1,678	$ 1,633	$ 1,461	$ 1,530	$ 1,298
Net inflows / (outflows):
Alternative investments	6	3	3	15	(3)
Equity	4	3	(12)	5	(12)
Fixed income	(1)	27	18	54	53
Total long-term AUS net inflows / (outflows)	9	33	9	74	38
Liquidity products	20	11	6	76	107
Total AUS net inflows / (outflows)	29	44	15	150	145
Net market appreciation / (depreciation)	12	1	54	39	87
Ending balance	$ 1,719	$ 1,678	$ 1,530	$ 1,719	$ 1,530

CONSUMER & WEALTH MANAGEMENT
Beginning balance	$ 694	$ 672	$ 575	$ 615	$ 561
Net inflows / (outflows):
Alternative investments	5	6	–	18	2
Equity	8	9	8	36	8
Fixed income	–	1	–	2	(6)
Total long-term AUS net inflows / (outflows)	13	16	8	56	4
Liquidity products	22	6	–	22	14
Total AUS net inflows / (outflows)	35	22	8	78	18
Net market appreciation / (depreciation)	22	–	32	58	36
Ending balance	$ 751	$ 694	$ 615	$ 751	$ 615

FIRMWIDE
Beginning balance	$ 2,372	$ 2,305	$ 2,036	$ 2,145	$ 1,859
Net inflows / (outflows):
Alternative investments	11	9	3	33	(1)
Equity	12	12	(4)	41	(4)
Fixed income	(1)	28	18	56	47
Total long-term AUS net inflows / (outflows)	22	49	17	130	42
Liquidity products	42	17	6	98	121
Total AUS net inflows / (outflows)	64	66	23	228	163
Net market appreciation / (depreciation)	34	1	86	97	123
Ending balance	$ 2,470	$ 2,372	$ 2,145	$ 2,470	$ 2,145

Goldman Sachs Reports

Full Year and Fourth Quarter 2021 Earnings Results

Footnotes

1.

ROE is calculated    by dividing net earnings    (or annualized net    earnings for annualized    ROE) applicable to common    shareholders    by average monthly common shareholders’ equity. ROTE is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average    monthly tangible common shareholders’ equity (tangible    common shareholders’    equity is calculated as total    shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the    firm and investors use to assess capital    adequacy.    ROTE and tangible    common shareholders’ equity    are non-GAAP    measures and    may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED DECEMBER 31, 2021	YEAR ENDED DECEMBER 31, 2021
Total shareholders’ equity	$ 107,953	$ 101,705
Preferred stock	(10,516)	(9,876)
Common shareholders’ equity	97,437	91,829
Goodwill Identifiable intangible assets	(4,316) (470)	(4,327) (536)
Tangible common shareholders’ equity	$ 92,651	$ 86,966

2.	Dealogic – January 1, 2021 through December 31, 2021.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of    Operations” in the firm’s Quarterly Report on Form 10-Q for the    period ended September 30, 2021: (i)    investment banking transaction    backlog – see    “Results of Operations – Investment Banking” (ii)    assets under supervision – see “Results of Operations – Assets Under Supervision” (iii)    efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2021: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the fourth quarter of 2021 and may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2021.

5.

During the fourth quarter of 2021, the firm early adopted the Standardized approach for counterparty credit risk (SA-CCR). As of December 31, 2021, the impact of this was an increase of approximately $15 billion to risk-weighted assets.

6.

In the third quarter of 2021, based on regulatory feedback, the firm revised certain interpretations of the Capital Rules underlying the calculation of Standardized risk-weighted assets. As of December 31, 2020, this change would have increased risk-weighted assets by approximately $23 billion to $577 billion, which would have reduced the firm’s Standardized Common equity tier 1 capital ratio of 14.7% by 0.6 percentage points.